Exhibit 4.2
EXECUTION COPY

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR, SUBJECT TO SECTION 11 HEREOF, AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT

To Purchase Shares of the Common Stock of

CERULEAN PHARMA INC.

Dated as of October 4, 2016 (the "Effective Date")

WHEREAS, Cerulean Pharma Inc., a Delaware corporation (the "Company"), has engaged Aquilo Partners, L.P. (the "Warrantholder") as a financial advisor pursuant to a letter agreement dated as of the Effective Date (the "Letter Agreement");

WHEREAS, pursuant to the Letter Agreement and as additional consideration to the Warrantholder for services to be rendered to the Company under the Letter Agreement, the Company has agreed to grant to the Warrantholder the right to purchase shares of the Company's Common Stock (as defined below) (this "Warrant");

NOW, THEREFORE, in consideration of the Warrantholder having executed and delivered the Letter Agreement and the services to be rendered to the Company under the Letter Agreement, the Company and the Warrantholder agree as follows:

SECTION 1.    GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.
For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to 65,000 fully paid and non-assessable shares of Common Stock (the "Warrant Shares"), at a purchase price per share of $1.00 (the "Exercise Price"). The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

"Charter" means the Company's Certificate of Incorporation or other constitutional document, as may be amended and in effect from time to time.

"Common Stock" means the Company's common stock, $0.0001 par value per share, as presently constituted under the Charter, and any class and/or series of Company capital stock for or into which such common stock may be

1

Exhibit 4.2
converted or exchanged in a reorganization, recapitalization or similar transaction.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Liquid Sale" means the closing of a Merger Event in which the consideration received by the Company and/or its stockholders, as applicable, consists solely of cash and/or Marketable Securities.

"Marketable Securities" in connection with a Merger Event means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the Warrantholder in connection with the Merger Event were the Warrantholder to exercise this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and (iii) following the closing of such Merger Event, Warrantholder would not be restricted from publicly re-selling all of the issuer's shares and/or other securities that would be received by Warrantholder in such Merger Event were Warrantholder to exercise this Warrant in full on or prior to the closing of such Merger Event, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Merger Event.

"Merger Event" means any of the following: (i) a sale, lease or other transfer of all or substantially all assets of the Company, (ii) any merger or consolidation involving the Company in which the Company is not the surviving entity or in which the outstanding shares of the Company's capital stock are otherwise converted into or exchanged for shares of capital stock or other securities or property of another entity and in which the holders of a majority of the outstanding shares of capital stock of the Company immediately prior to such merger or consolidation do not hold a majority of the surviving entity or other entity immediately following such merger or consolidation, or (ii) any sale by holders of the outstanding voting equity securities of the Company in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of the Company.

"Purchase Price" means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is then exercised.

"Rule 144" means Rule 144 under the Securities Act, as amended.

"Securities Act" means the Securities Act of 1933, as amended.

SECTION 2.    TERM OF THE WARRANT.

2

Exhibit 4.2
The term of this Warrant and the right to purchase Common Stock as granted herein shall commence on the Effective Date and, subject to Section 8(a) below, shall be exercisable for a period ending upon the tenth (10th) anniversary of the Effective Date.

SECTION 3.    EXERCISE OF THE PURCHASE RIGHTS.
The purchase rights set forth in this Warrant are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed, accompanied by payment of the Purchase Price in cash, check or wire transfer of immediately available funds. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price, the Company shall issue to the Warrantholder book entry units/shares representing the number of shares of Common Stock purchased. Upon partial exercise of this Warrant prior to the expiration or earlier termination hereof, the Company shall promptly issue an amended Warrant representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

SECTION 4.    RESERVATION OF SHARES.
During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5.    NO FRACTIONAL SHARES OR SCRIP.
No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6.    NO RIGHTS AS STOCKHOLDER.
Without limitation of any provision hereof, Warrantholder agrees that this Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of any of the purchase rights set forth in this Warrant.

SECTION 7.    WARRANTHOLDER REGISTRY.
The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Warrantholder's initial address, for purposes of such registry, is set forth in Section 12(g) below. Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8.    ADJUSTMENT RIGHTS.
The number of Warrant Shares and the Exercise Price are subject to adjustment from time to time, as follows:

(a)Merger Event. In connection with a Merger Event that is a Liquid Sale, this Warrant shall, on and after the closing thereof, automatically and without further action on the part of

3

Exhibit 4.2
any party or other person, represent the right to receive the consideration payable on or in respect of all shares of Common Stock that are issuable hereunder as of immediately prior to the closing of such Merger Event less the Purchase Price for all such shares of Common Stock (such consideration to include both the consideration payable at the closing of such Merger Event and all deferred consideration payable thereafter, if any, including, but not limited to, payments of amounts deposited at such closing into escrow and payments in the nature of earn-outs, milestone payments or other performance-based payments), and such Merger Event consideration shall be paid to Warrantholder, in exchange for this Warrant, as and when it is paid to the holders of the outstanding shares of Common Stock. In connection with a Merger Event that is not a Liquid Sale, the Company shall cause the successor or surviving entity to assume this Warrant and the obligations of the Company hereunder on the closing thereof, and thereafter this Warrant shall be exercisable for the same number and type of securities or other property as the Warrantholder would have received in consideration for the shares of Common Stock issuable hereunder had it exercised this Warrant in full as of immediately prior to such closing, at an aggregate Exercise Price no greater than the aggregate Exercise Price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Warrant. The provisions of this Section 8(a) shall similarly apply to successive Merger Events.

(b)Reclassification of Shares. Except for Merger Events subject to Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes of securities, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 8(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c)Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of Warrant Shares shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

4

Exhibit 4.2
(d)    Dividends, If the Company at any time while this Warrant is outstanding and unexpired shall:
(i)pay a dividend with respect to the outstanding shares of Common Stock payable in additional shares of Common Stock, then the Exercise Price shall be adjusted, from and after the payment date for such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and the number of Warrant Shares shall be proportionately increased; or

(ii)make any other dividend or distribution on or with respect to Common Stock, except any dividend or distribution (A) in cash, or (B) specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(d)Notice of Certain Events. If: (i) the Company shall declare any dividend or distribution upon its outstanding Common Stock, payable in stock, cash, property or other securities; (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall give the Warrantholder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of outstanding Common Stock.

5

Exhibit 4.2
SECTION 9.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
(a)Reservation of Common Stock. The Company covenants and agrees that all shares of Common Stock, if any, that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable. The Company further covenants and agrees that the Company will, at all times during the term hereof, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the term hereof the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant in full, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
(b)Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the grant to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant: (1) does not violate the Company's Charter or current bylaws and (2) does not contravene any material law or governmental rule, regulation or order applicable to it. This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D (as defined below) and any filing required by applicable state securities law, which filings will be effective by the time required thereby.
(d)Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section I 0, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Securities Act, in reliance upon Section 4(a)(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.
(e)Rule 144 Compliance. The Company shall, at all times prior to the earlier to occur of
(x)the date of sale or other disposition by Warrantholder of this Warrant or all shares of Common Stock issued on exercise of this Warrant, or (y) the expiration or earlier termination of this Warrant if the Warrant has not been exercised in full or in part on such date, use all commercially reasonable efforts to timely file all reports required under the Exchange Act and otherwise timely take all actions necessary to permit the Warrantholder to sell or otherwise dispose of this Warrant and the shares of Common Stock issued on exercise hereof pursuant to Rule 144; provided that the foregoing shall not apply in the event of a Merger Event following which the successor or surviving entity is not subject to the reporting requirements of the Exchange Act. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Warrant in compliance with Rule 144, then, upon Warrantholder's written request to the Company, the Company shall furnish to the Warrantholder, within ten (10) business days after receipt of such request, a written statement confirming the status of the Company's compliance with the filing and other requirements set forth in paragraph (c)(I) of Rule 144.

6

Exhibit 4.2
SECTION 10.    REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.
This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a)Investment Purpose. This Warrant and the shares issued on exercise hereof will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. The Warrantholder has not been organized, reorganized, or recapitalized specifically for the purpose of investing in the Company.
(b)Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not, as of the Effective Date, registered under the Securities Act or qualified under applicable state securities laws, and (ii) that the Company's reliance on exemption from such registration is predicated on the representations set forth in this Section 10.
(c)Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment in the Company.
(d)Accredited Investor. The Warrantholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect ("Regulation D").
(e)No Short Sales. Warrantholder has not at any time on or prior to the Effective Date engaged in any short sales or equivalent transactions in the Common Stock. Warrantholder agrees that at all times from and after the Effective Date and on or before the expiration or earlier termination of this Warrant, it shall not engage in any short sales or equivalent transactions in the Common Stock.
SECTION 11. TRANSFERS.
Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company's books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant. The transfer of this Warrant shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit II (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes. Notwithstanding anything herein or in any legend to the contrary, the Company shall not require an opinion of counsel in connection with any sale, assignment or other transfer by Warrantholder of this Warrant (or any portion hereof or any interest herein) to an affiliate (as defined in Regulation D) of Warrantholder, provided that such affiliate is an "accredited investor" as defined in Regulation D.

7

Exhibit 4.2
SECTION 12. MISCELLANEOUS.
(a)Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.
(b)Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable.
(c)No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.
(d)Additional Documents. The Company agrees to supply such other documents as the Warrantholder may from time to time reasonably request.
(e)Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses and all reasonable costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 12(e), attorneys' fees shall include without limitation reasonable fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity reasonably taken to collect or enforce any judgment.
(t) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.
(g)Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (a) personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and shall be addressed to the party to be notified as follows:

8

Exhibit 4.2
If to Warrantholder:

AQUILO PARTNERS, L.P.
101 Main Street, 15th Floor Telephone: (617) 401-2483 Email: jdyer@aquilopartners.com

If to the Company:
CERULEAN PHARMA INC.
Attention: General Counsel 35 Gatehouse Drive
Waltham, Massachusetts 02451
Facsimile: (855) 718-2378
Telephone: (781) 996-4300 Email: acarvajal@ceruleanrx.com

With a copy to:
WilmerHale 60 State Street
Boston, Massachusetts 02109
Attention: Lia Der Marderosian, Esquire Facsimile: 617-526-5000
Telephone: 617-526-6000

or to such other address as each party may designate for itself by like notice.

(h)Entire Agreement; Amendments. This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.
(i)Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.
(j)No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.
(k)No Waiver. No omission or delay by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter during the term of this Warrant.
(I)Survival. All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Warrantholder or the Company, as the case may be, and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

9

Exhibit 4.2
(m)Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(n)Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the City of New York. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in the City of New York, borough of Manhattan, State of New York; (b) waives any objection as to jurisdiction or venue in City of New York, borough of Manhattan, State of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
(o)Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes arising under or in connection with this Warrant be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY RELATING TO THIS WARRANT. This waiver extends to all such Claims, including Claims that involve persons or entities other the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.
(p)Arbitration. If the Mutual Waiver of Jury Trial set forth in Section 12(0) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the "Rules"), such arbitration to occur before one arbitrator, which arbitrator shall be a retired New York state judge or a retired Federal court judge. Such proceeding shall be conducted in the City of New York, borough of Manhattan, State of New York, with New York rules of evidence and discovery applicable to such arbitration. The decision of the arbitrator shall be binding on the parties, and shall be final and nonappealable to the maximum extent permitted by law. Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.
(q)Pre-arbitration Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(11), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.
(r)Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (including by facsimile or electronic

9

Exhibit 4.2
delivery (PDF)), and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
(s)Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the non-defaulting party by reason of the other party's failure to perform any of the obligations under this Warrant. If such non-defaulting party institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such non-defaulting party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.
(t)Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.
(u)Legends. To the extent required by applicable laws, this Warrant and the shares of Common Stock issuable hereunder (and the securities issuable, directly or indirectly, upon conversion of such shares of Common Stock, if any) shall bear a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

[Remainder of Page Intentionally Left Blank]

Exhibit 4.2
IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officer thereunto duly authorized as of the Effective Date.

COMPANY:	CERULEAN PHARMA INC.

By:	/s/ Christopher D.T. Guiffre
Name:	Christopher D.T. Guiffre
Title:	President and Chief Executive Officer

WARRANTHOLDER:	AQUILO PARTNERS, L.P.

By:	/s/ John Dyer
Name:	John Dyer
Title:	Managing Director

[Signature Page to Warrant]

Exhibit 4.2
EXHIBIT I

NOTICE OF EXERCISE

To:

(1)The undersigned Warrantholder hereby elects to purchase [_____] shares of the Common Stock of [__ _] pursuant to the terms of the Warrant dated the [___] day of October 2016 (the "Warrant") between Cerulean Pharma Inc. and the Warrantholder, and tenders herewith payment of the Purchase Price (as defined in the Warrant) in full, together with all applicable transfer taxes, if any.

(2)Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:

By:
Name:
Title:

I - I

Exhibit 4.2
EXECUTION COPY

EXHIBIT II TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder's Signature:

Holder's Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

II-1